UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2013

Asure Software, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20008 (Commission File Number)	74-2415696 (IRS Employer Identification Number)

110 Wild Basin Road, Suite 100, Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant's telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Failure to Comply with Shareholder Approval Requirement of Listing Rule 5635(c)

On April 11, 2013, we received a written notice of deficiency from The Nasdaq Stock Market (“Nasdaq”) on account of our failure to comply with Nasdaq’s Marketplace Rule 5550(b)(2) requiring us to maintain a $35 million minimum Market Value of Listed Securities (“MVLS”) for our common stock.  Under Rule 5550, we can regain compliance and avoid the potential for delisting of our common stock by satisfying any one of the MVLS test, the minimum equity test or the minimum net income test.

On May 30, 2013, we sold approximately 662,000 shares of common stock to various investors, including 233,158  shares to affiliates and 428,485 to non-affiliates, at a purchase price of $5.31 per share, or a 10% discount to the then-market price (collectively, “the Transaction”).  The proceeds, net of fees and expenses, were approximately $3.5 million.  We notified Nasdaq of the Transaction as we believed it would allow us to meet the minimum equity test and bring us back into compliance with the Nasdaq requirements of Rule 5550.

On August 15, 2013, we received a written letter from Nasdaq notifying us that the Transaction failed to comply with Nasdaq’s Listing Rule 5635(c).  Since certain of the Company directors and officers participated in the Transaction, Nasdaq has determined this Transaction required shareholder approval, which the Company did not obtain.

In order to regain compliance with Rule 5635(c), the Company is seeking shareholder ratification of the Transaction and plans to hold a special meeting of its stockholders for this purpose on September 30, 2013. The CEO and participating directors have agreed not to sell or otherwise dispose of the shares acquired in the Transaction, or vote or grant any proxy with respect to any of these shares until receipt of the ratification. In addition, during the lock-up period, the Company has stated that it will not declare any dividends or make any distributions to the CEO and participating directors with respect to the shares acquired in the Transaction.

The Nasdaq notification has no immediate effect on the listing of our common stock.  Nasdaq has granted the Company until October 7, 2013, to regain compliance with Rule 5635(c) by seeking and receiving shareholder ratification of the transaction and notifying Staff of such action in writing. Nasdaq has orally informed us that upon receipt of the shareholder ratification, we also will be back in compliance with Rule 5550.

We issued a press release on August 21, 2013 to disclose our receipt of the Nasdaq letter.  We have attached a copy of the press release as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated August 21, 2013.

  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: August 21, 2013	By:	/s/ Jennifer Crow
Jennifer Crow
Chief Financial Officer